UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2007

MEMRY CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-15971 (Commission File Number)	06-1084424 (IRS Employer Identification No.)

3 Berkshire Blvd., Bethel, Connecticut 06801 (Address of principal executive offices, including zip code) (203) 739-1100 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

(a)   On November 29, 2007, the Board of Directors of Memry Corporation (the “Company”) approved amendments to the bylaws of the Company to permit the Board to provide for the issuance and transfer of uncertificated shares of the Company’s stock. These amendments have been adopted in response to the American Stock Exchange’s requirement that companies be eligible, by January 1, 2008, to participate in a direct registration system. The direct registration system would allow shareholders to own and transact shares in electronic (book-entry) form without the issuance of physical certificates.

The foregoing description of the amendment to the Company’s bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws of the Company, a copy of which are filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits - The following exhibit is filed as part of this report:

3.1	Amended and Restated Bylaws of Memry Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMRY CORPORATION

Date: November 29, 2007	By:	/s/ Richard F. Sowerby
Richard F. Sowerby
Chief Financial Officer and Treasurer

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